JPMorgan Chase Financial Company LLC	May 2022

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated May 20, 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Trigger PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. If the basket has declined in value but the final basket value is greater than or equal to the trigger level, investors will receive at maturity the stated principal amount of the Trigger PLUS. However, if the basket has declined in value so that the final basket value is less than the trigger level, at maturity, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the value of the basket over the term of the Trigger PLUS. The Trigger PLUS are for investors who seek exposure to an unequally weighted basket of the four indices specified below and who are willing to risk their principal and forgo current income in exchange for the leverage feature of the basket. The Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Chase Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Trigger PLUS. The investor may lose some or all of the stated principal amount of the Trigger PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	44.00%
	Nikkei 225 Index (the “NKY Index”)	NKY	24.00%
	FTSE® 100 Index (the “UKX Index”)	UKX	24.00%
	MSCI Emerging Markets Index (the “MXEF Index”)	MXEF	8.00%
We refer to the SX5E Index, the NKY Index, the UKX Index, and the MXEF Index as the underlying indices. Because the SX5E Index makes up 44% of the basket, we expect that generally the market value of your Trigger PLUS and your payment at maturity will depend significantly on the performance of the SX5E Index.
Aggregate principal amount:	$9,440,000
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount Trigger PLUS:
$10 + leveraged upside payment
If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, for each $10 stated principal amount Trigger PLUS:
$10
If the final basket value is less than the trigger level, for each $10 stated principal amount Trigger PLUS:
$10 × basket performance factor
This amount will be less than the stated principal amount of $10 per Trigger PLUS and will represent a loss of more than 30%, and possibly all, of your investment.
Leveraged upside payment:	$10 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Trigger level:	70, which is 70% of the initial basket value
Leverage factor:	230%
Basket performance factor:	final basket value / initial basket value
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	May 20, 2022
Original issue date (settlement date):	May 25, 2022
Valuation date:	May 22, 2028, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	May 25, 2028, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Trigger PLUS	$10.00	$0.15(2)	$9.825
		$0.025(3)
Total	$9,440,000	$165,200	$9,274,800
(1)	See “Additional Information about the Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.15 per $10 stated principal amount Trigger PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.025 for each $10 stated principal amount Trigger PLUS

The estimated value of the Trigger PLUS on the pricing date was $9.632 per $10 stated principal amount Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Trigger PLUS” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date, which was 3,657.03 for the SX5E Index, 26,739.03 for the NKY Index, 7,389.98 for the UKX Index and 1,035.31 for the MXEF Index
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	48133E819 / US48133E8194
Listing:	The Trigger PLUS will not be listed on any securities exchange.

May 2022	Page 2

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for any positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	To provide limited market downside protection against loss of principal in the event of a decline of the basket but only if the final basket value is greater than or equal to the trigger level.

Maturity:	6 years
Leverage factor:	230%
Trigger level:	70% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Basket weightings:	44.00% for the SX5E Index, 24.00% for the NKY Index, 24.00% for the UKX Index and 8.00% for the MXEF Index

Supplemental Terms of the Trigger PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

May 2022	Page 3

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Trigger PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the underlying asset. In exchange for enhanced returns from any positive performance of the underlying asset, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. At maturity, if the underlying asset has depreciated but is at or above the trigger level, investors will receive the stated principal amount of their investment. However, at maturity, if the underlying asset has depreciated below the trigger level, investors are fully exposed to the negative performance of the underlying asset. Investors may lose some or all of the stated principal amount of the Trigger PLUS.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the basket.
Trigger Return Feature	At maturity, even if the basket has declined over the term of the Trigger PLUS, investors will receive their stated principal amount but only if the final basket value is greater than or equal to the trigger level.
Upside Scenario	The basket increases in value and, at maturity, the Trigger PLUS pay the stated principal amount of $10 plus a return equal to 230% of the basket percent increase.
Par Return Scenario	The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, the Trigger PLUS pay the stated principal amount of $10 per Trigger PLUS at maturity even when the basket has depreciated.
Downside Scenario	The final basket value is less than the trigger level. In this case, the Trigger PLUS pay an amount that is over 30% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline in the final basket value from the initial basket value. (Example: if the basket decreases in value by 40%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 40%, or $6 per Trigger PLUS.)

May 2022	Page 4

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	230%
Trigger level:	70% of the initial basket value

Trigger PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $10 principal amount Trigger PLUS, investors will receive the $10 stated principal amount plus a return equal to 230% of the appreciation of the basket over the term of the Trigger PLUS.
▪	For example, if the basket appreciates 5%, investors will receive a 11.50% return, or $11.15 per Trigger PLUS.
▪	Par Scenario. If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the stated principal amount of $10 per Trigger PLUS.
▪	For example, if the basket depreciates 5%, investors will receive the $10 stated principal amount.
▪	Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value. This amount will be less than 70% of the stated principal amount per Trigger PLUS.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $5 per Trigger PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

May 2022	Page 5

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the Trigger PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value.

Underlying Index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	44.00%	100.00	103.00	+3.00%
NKY Index	24.00%	100.00	103.00	+3.00%
UKX Index	24.00%	100.00	103.00	+3.00%
MXEF Index	8.00%	100.00	103.00	+3.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(103.00 – 100.00) / 100.00] × 44.00% = 1.32%
[(103.00 – 100.00) / 100.00] × 24.00% = 0.72%
[(103.00 – 100.00) / 100.00] × 24.00% = 0.72%
[(103.00 – 100.00) / 100.00] × 8.00% = 0.24%
1.32% + 0.72% + 0.72%+ 0.24% = 3.00%

Final basket value                 =          100 × (1 + 3.00%), which equals 103

Basket percent increase       =         (103 – 100) / 100, which equals 3.00%

The payment at maturity per Trigger PLUS will equal $10 plus the leveraged upside payment. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii), the basket percent increase or:

$10 × 230% × 3.00% = $0.69

The payment at maturity will equal $10 plus the leveraged upside payment, or:

$10 + $0.69 = $10.69

May 2022	Page 6

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is less than the initial basket value but is not less than the trigger level.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	44.00%	100.00	91.00	-9.00%
NKY Index	24.00%	100.00	91.00	-9.00%
UKX Index	24.00%	100.00	91.00	-9.00%
MXEF Index	8.00%	100.00	91.00	-9.00%

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(91.00 – 100.00) / 100.00] × 44.00% = -3.96%
[(91.00 – 100.00) / 100.00] × 24.00% = -2.16%
[(91.00 – 100.00) / 100.00] × 24.00% = -2.16%
[(91.00 – 100.00) / 100.00] × 8.00% = -0.72%

(-3.96%) + (-2.16%) + (-2.16%) + (-0.72%)= -9.00%

Final basket value                           =         100 × [1 + (-9.00%)], which equals 91

Trigger Level                                   =         70

Because the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, the payment at maturity per Trigger PLUS will equal the $10 stated principal amount.

May 2022	Page 7

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value and has decreased below the trigger level.

Underlying index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SX5E Index	44.00%	100.00	15.00	-85.00%
NKY Index	24.00%	100.00	103.00	+3.00%
UKX Index	24.00%	100.00	103.00	+3.00%
MXEF Index	8.00%	100.00	103.00	+3.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(15.00 – 100.00) / 100.00] × 44.00% = -37.40%
[(103.00 – 100.00) / 100.00] × 24.00% = 0.72%
[(103.00 – 100.00) / 100.00] × 24.00% = 0.72%
[(103.00 – 100.00) / 100.00] × 8.00% = 0.24%
(-37.40%) + 0.72% + 0.72% + 0.24% = -35.72%

Final basket value                         =         100 × [1 + (-35.72%)], which equals 64.28

Basket performance factor          =         64.28 / 100, which equals 64.28%

Trigger Level                                 =         70

In the above example, the final index values of all the underlying indices except for the SX5E index (with a combined weighting of 56.00% of the basket) are each higher than their respective initial index values, but the final index value of the SX5E Index (with a weighting of 44.00% of the basket) is lower than its initial index value. Accordingly, although the final index values of 56.00% of the basket (by weight) have increased in value over their respective initial index values, the final index value of the other 44.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other underlying indices and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the trigger level, in this example, the payment at maturity per Trigger PLUS will equal $10 times the basket performance factor; or

($10 × 64.28%) = $6.428

The payment at maturity per Trigger PLUS will be $6.428, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

May 2022	Page 8

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to the Trigger PLUS Generally

▪	The Trigger PLUS do not pay interest or guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the trigger level (which is 70% of the initial basket value), the payment at maturity will be an amount in cash that is over 30% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the value of the basket and may be zero. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.
▪	The Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Trigger PLUS. If these affiliates do not make payments to us and we fail to make payments on the Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final basket value is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the basket.
▪	Correlation (or lack of correlation) of performances between the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The Trigger PLUS are linked to an unequally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the values of one or more of the underlying indices increase, the values of the other underlying indices may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the values of one or more underlying indices may be moderated, or more than offset, by the lesser increases or declines in the values of the other underlying indices. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	The underlying indices are not equally weighted. Because the underlying indices are not equally weighted, the same percentage change in two of the underlying indices may have different effects on the basket closing value. For example, because the weighting for the SX5E Index is greater than the weighting for the NKY Index, a 5% decrease in the value of the SX5E Index will have a greater effect on the basket closing value than a 5% increase in the value of the NKY Index. Because the SX5E Index makes up 44.00% of the basket, we expect that generally the market value of your Trigger PLUS and your payment at maturity will depend significantly on the performance of the SX5E Index. See “Hypothetical Payouts on the Trigger PLUS at Maturity — Example 3” in this document.
▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not

May 2022	Page 9

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.

▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.
▪	Risks Relating to Conflicts of Interest

Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the estimated value of the Trigger PLUS, which we refer to as the estimated value of the Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index or calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the pricing date and prior to maturity could have adversely affected and may continue to adversely affect, the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity, if any. Any

May 2022	Page 10

JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

of these hedging or trading activities on or prior to the pricing date could have affected the initial index value of an underlying index and, therefore, could potentially increase the value that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the Trigger PLUS or so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS

▪	The estimated value of the Trigger PLUS is lower than the original issue price (price to public) of the Trigger PLUS. The estimated value of the Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Trigger PLUS exceeds the estimated value of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates. The estimated value of the Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are greater than or less than the estimated value of the Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Trigger PLUS from you in secondary market transactions. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).

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Principal at Risk Securities

▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy the Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing levels of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the Trigger PLUS;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying indices and the correlation among those rates and the values of the underlying indices; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

Risks Relating to the Underlying Indices

▪	Investing in the Trigger PLUS is not equivalent to investing in the basket or the underlying indices. Investing in the Trigger PLUS is not equivalent to investing in the basket, the underlying indices or their component stocks. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the Trigger PLUS. The publisher for any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The Trigger PLUS are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in the underlying indices have been issued by non-U.S. companies. Investments in Trigger PLUS linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities,

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Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.

▪	The Trigger PLUS are not directly exposed to fluctuations in foreign exchange rates with respect to the underlying indices (other than the MXEF Index). The value of your Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the underlying indices (other than the MXEF Index) are based, although any currency fluctuations could affect the performance of the underlying indices. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Trigger PLUS, you will not receive any additional payment or incur any reduction in any payment on the Trigger PLUS.
▪	The Trigger PLUS are subject to risks associated with emerging markets with respect to the MXEF Index. The equity securities included in the MXEF Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The Trigger PLUS are subject to currency exchange risk with respect to the MXEF Index. Because the prices of the equity securities included in the MXEF Index are converted into U.S. dollars for the purposes of calculating the values of the MXEF Index, holders of the Trigger PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities included in the MXEF Index are traded. Your net exposure will depend on the extent to which the currencies in which securities included in the MXEF Index are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities included in the MXEF Index are traded, the value of the MXEF Index will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	Recent executive orders may adversely affect the performance of the MXEF Index. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the MXEF Index has recently removed the equity securities of a small number of companies from the MXEF Index in response to these executive orders. If the issuer of any of the equity securities included in the MXEF Index is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the MXEF Index. In addition, under these circumstances, the sponsor of the MXEF Index is expected to remove the equity securities of that company from the MXEF

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Principal at Risk Securities

Index.  Any changes to the composition of the MXEF Index in response to these executive orders could adversely affect the performance of the MXEF Index.

▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Trigger PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the securities included in any underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the Trigger PLUS or any underlying index. These legislative and regulatory actions could result in restrictions on the Trigger PLUS. You may lose a significant portion or all of your initial investment in the Trigger PLUS if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Trigger PLUS has declined.

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket is an unequally weighted basket composed of four underlying indices.

Underlying indices

The EURO STOXX 50® Index. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

The Nikkei 225 Index. The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is based on 225 underlying stocks trading on the Tokyo Stock Exchange, Inc., which we refer to as the TSE, representing a broad cross-section of Japanese industries. All of these underlying stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. For additional information about the Nikkei 225 Index, see “Equity Index Descriptions ― The Nikkei 225 Index” in the accompanying underlying supplement.

The FTSE® 100 Index. The FTSE® 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For additional information about the FTSE® 100 Index, see the information set forth under “Equity Index Descriptions — The FTSE® 100 Index” on page US-44 of the accompanying underlying supplement.

The MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free-float adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. For additional information about the MSCI Emerging Markets Index, see the information set forth under “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

Underlying index information as of May 20, 2022
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
The EURO STOXX 50® Index	SX5E	3,657.03	3,999.91 (on 5/20/2021)	4,401.49 (on 11/16/2021)	3,505.29 (on 3/8/2022)	44.00%
The Nikkei 225 Index	NKY	26,739.03	28,098.25 (on 5/20/2021)	30,670.10 (on 9/14/2021)	24,717.53 (on 3/9/2022)	24.00%
The FTSE® 100 Index	UKX	7,389.98	7,019.79 (on 5/20/2021)	7,672.40 (on 2/10/2022)	6,844.39 (on 7/19/2021)	24.00%
The MSCI Emerging Markets Index	MXEF	1,035.31	1,329.31 (on 5/20/2021)	1,390.85 (on 6/1/2021)	987.82 (on 5/12/2022)	8.00%

The following graph is calculated to show the performance of the basket during the period from January 4, 2017 through May 20, 2022, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 4, 2017 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not take into account the leverage factor on the Trigger PLUS, nor does it attempt to show your expected return on an investment in the Trigger PLUS. You cannot predict the future performance of any underlying index or of the basket as a whole, or whether increases in the value of any underlying index will be offset by decreases in the values of the other underlying indices. The historical value performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Basket Performance* January 4, 2017 through May 20, 2022

*The dotted line in the graph indicates a hypothetical trigger level equal to 70% of the hypothetical basket closing value on May 20, 2022. The actual trigger level is equal to 70% of the initial basket value, which was set equal to 100 on the pricing date.

The following graphs set forth (1) the official daily values of the SX5E Index and the MXEF Index for the period from January 2, 2017 through May 20, 2022, (2) the official daily values of the NKY Index for the period from January 4, 2017 through May 20, 2022 and (3) the official daily values for the UKX Index for the period from January 3, 2017 through May 20, 2022. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each respective underlying index for each quarter in the same period. We obtained the closing level information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the underlying indices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the Trigger PLUS so that you do not suffer a loss on your initial investment in the Trigger PLUS.

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the EURO STOXX 50® Index January 2, 2017 to May 20, 2022

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

EURO STOXX 50® Index	High	Low	Period End
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter (through May 20, 2022)	3,951.12	3,526.86	3,657.03

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Principal at Risk Securities

Historical Performance of the Nikkei 225 Index January 4, 2017 through May 20, 2022

License Agreement. JPMorgan Chase & Co. or its affiliate expects to enter into an agreement with Nikkei Inc. that would provide it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities, including the Trigger PLUS.  For more information, see “Equity Index Descriptions — The Nikkei 225 Index — License Agreement” in the accompanying underlying supplement.

Nikkei 225 Index	High	Low	Period End
2017
First Quarter	19,633.75	18,787.99	18,909.26
Second Quarter	20,230.41	18,335.63	20,033.43
Third Quarter	20,397.58	19,274.82	20,356.28
Fourth Quarter	22,939.18	20,400.78	22,764.94
2018
First Quarter	24,124.15	20,617.86	21,454.30
Second Quarter	23,002.37	21,292.29	22,304.51
Third Quarter	24,120.04	21,546.99	24,120.04
Fourth Quarter	24,270.62	19,155.74	20,014.77
2019
First Quarter	21,822.04	19,561.96	21,205.81
Second Quarter	22,307.58	20,408.54	21,275.92
Third Quarter	22,098.84	20,261.04	21,755.84
Fourth Quarter	24,066.12	21,341.74	23,656.62
2020
First Quarter	24,083.51	16,552.83	18,917.01
Second Quarter	23,178.10	17,818.72	22,288.14
Third Quarter	23,559.30	21,710.00	23,185.12
Fourth Quarter	27,568.15	22,977.13	27,444.17
2021
First Quarter	30,467.75	27,055.94	29,178.80
Second Quarter	30,089.25	27,448.01	28,791.53
Third Quarter	30,670.10	27,013.25	29,452.66
Fourth Quarter	29,808.12	27,528.87	28,791.71
2022
First Quarter	29,332.16	24,717.53	27,821.43
Second Quarter (through May 20, 2022)	27,787.98	25,748.72	26,739.03

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the FTSE® 100 Index January 3, 2017 through May 20, 2022

License Agreement. “FTSE®,” “FT-SE®” AND “footsie®” are trademarks of London Stock Exchange Group PLC and its affiliates and are used by FTSE Russell under license.  The use of and reference to the FTSE® 100 Index in connection with the Trigger PLUS has been consented to by FTSE Russell.  All rights to the FTSE® 100 Index are owned by FTSE Russell, the publisher of the FTSE® 100 Index.  We, JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE® 100 Index.  In addition, FTSE Russell has no relationship to us, JPMorgan Chase & Co. or the Trigger PLUS.  FTSE Russell does not sponsor, endorse, authorize, sell or promote the Trigger PLUS, and do not have any obligation or liability in connection with the administration, marketing or trading of the Trigger PLUS.  For more information, see “Equity Index Descriptions — The FTSE 100® Index — License Agreement” in the accompanying underlying supplement.

FTSE® 100 Index	High	Low	Period End
2017
First Quarter	7,429.81	7,099.15	7,322.92
Second Quarter	7,547.63	7,114.36	7,312.72
Third Quarter	7,542.73	7,215.47	7,372.76
Fourth Quarter	7,687.77	7,300.49	7,687.77
2018
First Quarter	7,778.64	6,888.69	7,056.61
Second Quarter	7,877.45	7,030.46	7,636.93
Third Quarter	7,776.65	7,273.54	7,510.20
Fourth Quarter	7,510.28	6,584.68	6,728.13
2019
First Quarter	7,355.31	6,692.66	7,279.19
Second Quarter	7,523.07	7,161.71	7,425.63
Third Quarter	7,686.61	7,067.01	7,408.21
Fourth Quarter	7,644.90	7,077.64	7,542.44
2020
First Quarter	7,674.56	4,993.89	5,671.96
Second Quarter	6,484.30	5,415.50	6,169.74
Third Quarter	6,292.65	5,799.08	5,866.10
Fourth Quarter	6,602.65	5,577.27	6,460.52
2021
First Quarter	6,873.26	6,407.46	6,713.63
Second Quarter	7,184.95	6,737.30	7,037.47
Third Quarter	7,220.14	6,844.39	7,086.42
Fourth Quarter	7,420.69	6,995.87	7,384.54
2022
First Quarter	7,672.40	6,959.48	7,515.68
Second Quarter (through May 20, 2022)	7,669.56	7,216.58	7,389.98

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the MSCI Emerging Markets Index January 2, 2017 through May 20, 2022

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI Inc. providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI Emerging Markets Index, which is owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement” in the accompanying underlying supplement.

MSCI Emerging Markets Index	High	Low	Period End
2017
First Quarter	973.08	861.88	958.37
Second Quarter	1,019.11	952.92	1,010.80
Third Quarter	1,112.92	1,002.48	1,081.72
Fourth Quarter	1,158.45	1,082.97	1,158.45
2018
First Quarter	1,273.07	1,142.85	1,170.88
Second Quarter	1,184.13	1,046.71	1,069.52
Third Quarter	1,092.36	1,003.33	1,047.91
Fourth Quarter	1,046.40	934.80	965.78
2019
First Quarter	1,070.95	949.57	1,058.13
Second Quarter	1,096.39	984.81	1,054.86
Third Quarter	1,064.63	960.81	1,001.00
Fourth Quarter	1,118.61	989.20	1,114.66
2020
First Quarter	1,146.83	758.20	848.58
Second Quarter	1,014.62	827.26	995.10
Third Quarter	1,121.60	1,001.08	1,082.00
Fourth Quarter	1,291.26	1,081.71	1,291.26
2021
First Quarter	1,444.93	1,288.42	1,316.43
Second Quarter	1,390.85	1,292.78	1,374.64
Third Quarter	1,368.22	1,220.78	1,253.10
Fourth Quarter	1,301.13	1,190.08	1,232.01
2022
First Quarter	1,267.34	1,026.77	1,141.79
Second Quarter (through May 20, 2022)	1,161.65	987.82	1,035.31

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Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and it falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Trigger PLUS:

The estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS. The estimated value of the Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS —. The estimated value of the Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS —. The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Trigger PLUS is lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS and the estimated cost of hedging our obligations under the Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Trigger PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is lower than the original issue price (price to public) of the Trigger PLUS” in this document.

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Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Secondary market prices of the Trigger PLUS:	For information about factors that will impact any secondary market prices of the Trigger PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS —Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Trigger PLUS, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the Trigger PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental use of proceeds and hedging:

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS. See “How the Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Trigger PLUS and “Basket Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to the estimated value of the Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Trigger PLUS will be made against payment for the Trigger PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Trigger PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trigger PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The Trigger PLUS may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for Trigger PLUS, each purchaser of Trigger PLUS in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the notes that such purchaser:

•        is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the Trigger PLUS as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•        is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•        is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•        is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The Trigger PLUS are being distributed in Canada on a private placement basis only and therefore any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the Trigger PLUS are not listed on any stock exchange in Canada and there is currently no public market for the Trigger PLUS in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a

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JPMorgan Chase Financial Company LLC

Trigger PLUS Based on the Performance of a Basket of Four Indices due May 25, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

prospectus with any securities regulatory authority in Canada to qualify the resale of the Trigger PLUS to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the Trigger PLUS.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing Trigger PLUS, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any Trigger PLUS purchased and other specified personally identifiable information (the “personal information”), including the principal amount of Trigger PLUS that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing Trigger PLUS, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing Trigger PLUS, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing Trigger PLUS, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The Trigger PLUS will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce Trigger PLUS in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of Trigger PLUS. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the Trigger PLUS:	The Trigger PLUS will initially be represented by a type of global security that we refer to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the Trigger PLUS to indicate that the master note evidences the Trigger PLUS.
Validity of the Trigger PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Trigger PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such Trigger PLUS (the “master note”), and such Trigger PLUS have been delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated May 6, 2022, which was filed as an exhibit to a Current Report on Form 8-K by JPMorgan Chase & Co. on May 6, 2022.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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